As filed with the Securities and Exchange Commission on June 24, 1999
                                             Registration No. 33-
---------------------------------------------------------------------


                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549
                          ----------------------


                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                        --------------------------



                        BAKER HUGHES INCORPORATED
           (Exact name of issuer as specified in its charter)


              DELAWARE                        76-0207995
    (State or other jurisdiction of        (I.R.S. Employer
    incorporation or organization)         Identification No.)


                             3900 Essex Lane
                          Houston, Texas 77027
      (Address, including zip code of Principal Executive Offices)
                      ---------------------------


         Baker Hughes Incorporated 1987 Employee Stock Purchase Plan
                        (Full title of the plans)
                       ---------------------------

                          Lawrence O'Donnell, III
                    Vice President and General Counsel
                         Baker Hughes Incorporated
                              3900 Essex Lane
                            Houston, Texas 77027
                   (Name and address of agent for service)


                               (713) 439-8600
        (Telephone number, including area code, of agent for service)
                         ----------------------------








                        CALCULATION OF REGISTRATION FEE
    ------------------------------------------------------------------
                                   Proposed    Proposed
      Title of                     Maximum      Maximum      Amount
     Securities     Amount         Offering    Aggregate       of
       to be        to be          Price per   Offering   Registration
     Registered   Registered       Share(1)     Price(1)       Fee
     ----------   -------------    -----------  --------  ------------

     Common Stock,   4,000,000     $31.75     $127,000,000    $35,306
     $1.00 par       Shares
     value per share

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h).


                            Part II


     This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. The contents of the Registration Statement No. 33-14803, on Form S-8, Post-Effective Amendment No. 2 to Registration Statement No. 33-14803 and Registration Statement No. 33-57759 on Form S-8 filed by Baker Hughes Incorporated (the "Company")with the Securities and Exchange Commission are incorporated herein by reference. Filed as exhibits hereto are the following opinion and consents:

5.1 Opinion of Daniel J. Churay, Deputy General Counsel, as to the validity of the securities.

23.1  Consent of Deloitte & Touche LLP

23.2  Consent of Daniel J. Churay (contained in Exhibit 5.1)

                          POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence O'Donnell, III and Max
L. Lukens, and each of them, each of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, including without limitation any registration statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

                              SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on June 24, 1999.

                                 BAKER HUGHES INCORPORATED



                                 By:  /s/ Max L. Lukens
                                 -------------------------------------
                                 Max L. Lukens
                                 Chairman of the Board, President and
                                 Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

  Signature                    Title                      Date
  ---------                    -----                      ----
                        Chairman of the Board,
                       President, Chief Executive
// Max L. Lukens     Officer and Director (principal
--------------------       executive officer)           June 24, 1999
   (Max L. Lukens)



  Signature                     Title                      Date
  ---------                     -----                      ----

                      Senior Vice President - Finance
                        And Administrative and Chief
                        Financial Officer (principal
/s/ G. Stephen Finley        financial officer)          June 24, 1999
---------------------
   (G. Stephen Finley)


                        Senior Vice President - Finance
                         And Administration and Chief
                         Financial Officer (principal
/s/ G. Stephen Finley         accounting officer)        June 24, 1999
---------------------
    G. Stephen Finley

    Signature                      Title                  Date
    ---------                      -----                  ----
/s/ Lester M. Alberthal, Jr.    Director               June 24, 1999
-----------------------------
    Lester M. Alberthal, Jr.

/s/ Victor G. Beghini           Director               June 24, 1999
-----------------------------
    Victor G. Beghini

/s/ Alton J. Brann              Director               June 24, 1999
-----------------------------
    Alton J. Brann

/s/ Joseph T. Casey             Director               June 24, 1999
-----------------------------
    Joseph T. Casey

/s/ Eunice M. Filter            Director               June 24, 1999
----------------------------
    Eunice M. Filter

/s/ Joe B. Foster               Director               June 24, 1999
----------------------------
    Joe B. Foster

/s/ Claire W. Gargalli          Director               June 24, 1999
-----------------------------
    Claire W. Gargalli

/s/ Richard D. Kinder           Director               June 24, 1999
----------------------------
    Richard D. Kinder

/s/ James F. McCall             Director               June 24, 1999
----------------------------
    James F. McCall

/s/ H. John Riley, Jr.          Director               June 24, 1999
----------------------------
    H. John Riley, Jr.

/s/ John R. Russell             Director               June 24, 1999
-----------------------------
    John R. Russell

/s/ Charles L. Watson           Director               June 24, 1999
----------------------------
    Charles L. Watson

/s/ Max P. Watson, Jr.          Director               June 24, 1999
----------------------------
    Max P. Watson, Jr.